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                                                         EXHIBIT NO. 23






                  Independent Auditors' Consent
                  -----------------------------

The Board of Directors
Mercantile Bancorporation Inc.:

We consent to the incorporation by reference in the Registration Statements No. 2-78395, No. 33-15265, No. 33-33870, No. 33-35139,
No. 33-43694, and No. 33-57543, each on Form S-8, and No. 33-
45863, No. 33-50981, No. 33-52986, No. 33-50579, No. 33-55779,
No. 33-57489 and No. 33-56603 each on Form S-4, of Mercantile Bancorporation Inc., of our report dated January 12, 1995, relating to the consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1994, 1993, and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report on Form 10-K of Mercantile Bancorporation Inc.



                            s/KPMG Peat Marwick LLP
                            -----------------------



St. Louis, Missouri
March 30, 1995